FIRST AMENDMENT TO LEASE THIS FIRST AMENDMENT TO LEASE, dated as of the ___ day of January, 1999, between THE EQUITABLE-NISSEI MADISON CO., c/o Lend Lease, 787 Seventh Avenue, New York, New York ("Landlord') and BUSINESS LOAN CENTER, INC., having an office at 645 Madison Avenue, New York, New York ("Tenant").

          WHEREAS, Landlord and Tenant are parties to a lease dated as of July 31, 1997, hereinafter referred to as the "Lease", for a portion of the 18th floor (the " 18th floor Premises") in the building located at 645 Madison Avenue, New York, New York (the "Building"); and WHEREAS, Landlord and Tenant wish to amend the Lease on the terms hereinafter set forth; and

          WHEREAS, all defined terms herein shall have the same meanings as are ascribed to them in the Lease unless another meaning is specifically set forth herein.

          NOW, THEREFORE, in consideration of the demised premises and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged and agreed, Landlord and Tenant agree as follows:

          1. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, the entire rentable portion of the nineteenth (19th) floor in the Building the (the "19th Floor Space") for a term commencing on the date Landlord delivers possession of the 19th Floor Space to Tenant, broom clean and with the tenant installations therein demolished in a Building standard manner along with an ACP-5 certificate with respect to the 19th Floor Space (the "19th Floor Commencement Date"), and ending on the last day of the calendar month in which occurs the tenth (10th) anniversary of the 19th Floor Commencement Date (the "19th Floor Expiration Date"), or such earlier date upon which the term of the Lease may expire or be canceled or terminated pursuant to any of the conditions or covenants of the Lease or pursuant to law. The Fixed Expiration Date set forth in the Lease shall be deemed changed to the 19th Floor Expiration Date.

          2. As of the 19th Floor Commencement Date the 19th Floor Space shall be deemed to be a part of the Premises for all purposes under the Lease, as hereby amended, and the following terms and conditions shall apply:

               A. The Fixed Rent (inclusive of the Factor) shall be the sum of Five Hundred Fourteen Thousand Sixty-Two and 50/100 ($514,062.50) Dollars per annum ($42,838.54 per month) for the period commencing on the 19th Floor Commencement Date to and including the day immediately preceding the fifth anniversary of the 19th Floor




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Commencement  Date,  and (ii) Five Hundred  Thirty-Seven  Thousand  Five Hundred
Sixty Two and 50/100 ($537,562.50) Dollars per annum ($44,796.87 per month) for the period commencing on the fifth anniversary of the 19th Floor Commencement Date to and including the 19th Floor Expiration Date. If Tenant is not then in default under any of the terms, covenants or conditions of the Lease, as hereby amended, then, subject to the terms of Section 1.3 of the Lease whereby Tenant is entitled to a rent credit in the amount of $16,401.04 from each of the monthly installments of Fixed Rent payable under the Lease for the 32nd, 33rd, 34th, 35th and 42nd months after the Commencement Date (as provided therein), Tenant shall be entitled to an additional rent credit of One Hundred Forty-Two Thousand Four Hundred Sixty-Eight and 75/100 ($142,468.75) Dollars, to be applied in six (6) equal consecutive monthly installments of $23,744.79 against the Fixed Rent payable under the Lease, as hereby amended, for the first six full calendar months from and after the 19th Floor Commencement Date.

               B. Tenant agrees to accept possession of the 19th Floor Space in its "as is" condition on the 19th Floor Commencement Date and further understands and agrees that Landlord shall not be required to perform any work, supply any materials or incur any expenses to prepare the 19th Floor Space for Tenant's occupancy, except as otherwise expressly provided above.

               C. The "Space Factor" referred to in the Lease shall be deemed changed to 11,750.

               D. The "Tenant's Share" referred to in the Lease shall be deemed changed to: 11.04% with respect to Operating Expenses and 8.44% with respect to Taxes, as such percentages may be increased or decreased, as applicable, pursuant to the terms of the Lease.

               E. With respect to the 19th Floor Space only (5,875 rentable square feet), "Base Tax Year" shall be deemed changed to mean the tax year ending June 30, 1999 and Base Operating Expenses shall mean the Operating Expenses for the 1999 calendar year.

               F.The "Factor" set forth in the Lease shall be deemed changed to $32,312.50.

          3. In addition to the contributions made by Landlord to Tenant pursuant to Sections 3.4(A) and 3.6 of the Lease for the Tenant Fund and Additional Fund in connection with the Initial Alterations of the 18th Floor Premises, Landlord shall contribute an additional $235,000 (" 19th Floor Tenant Fund") pursuant to Section 3.4(A) and an additional $11,750 ("19th Floor Additional Fund") pursuant to Section 3.6 with respect to the 19th Floor Initial Alterations. The other provisions of Sections 3.4, 3.5 and 3.6 of the Lease shall apply to the 19th Floor Initial Alterations. In addition, Tenant may, at its sole cost and expense, (A) install an internal staircase in the Premises connecting the 18th Floor Premises and 19th Floor Space and (B) convert the 18th floor into a fire re-entry floor in lieu of the 19th Floor and tie the 18th floor re-entry doors into the Building's Class E fire alarm system with an


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"electric  strike in a  fail-safe  position"  so that the  doors  will be locked during normal conditions, but available for re-entry during an alarm condition or power failure, provided and on condition that (i) with respect to the internal staircase, Tenant removes such internal staircase (and repairs any damage caused by such removal) on or before the Expiration Date, and (ii) the aforesaid work (1) complies with all applicable Legal Requirements (2) does not adversely affect the Building Systems or the proper and safe operation and occupancy of the Building, and (3) is subject to Landlord's approval of Tenant's plans and specifications therefor, and all of the applicable terms and conditions of the Lease, including, without limitation, Article 3 and 6 thereof. Tenant shall be responsible for all costs and expenses relating to the aforesaid work, including, without limitation, any necessary work or programming required for the Building's Class E Fire Alarm System. Tenant shall be responsible, at its sole cost and expense for maintaining such re-entry and/or fire stair doors and related equipment during the Term in good working order and condition.

          4. The security deposit referred to in Article 31 of the Lease shall be increased by the sum of $131,208.00, as of the date hereof, provided, however, to the extent Tenant is not then in default under any of the terms, covenants, conditions, or provisions of the Lease, as hereby amended, and further provided that at the time of the reduction, in question, Tenant's tangible net worth is equal to or greater than Tenant's net worth as of June 30, 1998, the security deposit shall be reduced as follows: by $26,241.60 on each of the first, second, third, fourth and fifth anniversaries of the 19th Floor Commencement Date.

          5. Tenant hereby represents and warrants to Landlord that it has not dealt with any broker or person in connection with this First Amendment of Lease other than Colliers ABR, Inc. and Insignia/ESG (collectively the "Broker"). The execution and delivery of this First Amendment of Lease by Landlord shall be conclusive evidence that Landlord has relied upon the foregoing representation and warranty. Tenant shall indemnify and hold Landlord harmless from and against any and all claims for commissions, fees or other compensation by any person, entity or broker (other than the Broker) who claimed to have dealt with Tenant in connection with the First Amendment of Lease and for any and all costs incurred by Landlord in connection with such claims, including, but not limited to, reasonable attorneys' fees and disbursements. The provisions of this paragraph shall survive the expiration or sooner termination of the Lease, as hereby amended.

          6. Tenant waives any right to rescind this Lease under Section 223-a of the New York Real Property Law or any successor statute of similar nature and purpose then in force and further waives the right to recover any damages which may result from Landlord's failure for any reason to deliver possession of the 19th Floor Space. No such failure to give possession by a particular date shall in any way affect the validity of this Lease, as hereby amended, or the obligations of Tenant or give rise to any claim for damages by Tenant or claim for rescission of the Lease or this Amendment, nor shall the same be construed in any way to extend the Term.

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          7. Except as modified  hereby,  the Lease shall continue in full force and effect in accordance with its terms.

          8. This Agreement shall be binding upon the parties hereto and their respective successors and assigns.

          9. This Agreement may be executed in one or more counterparts which when taken together shall constitute but one original.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                               THE EQUITABLE-NISSEI MADISON CO.

                               By:  The Equitable Life Assurance Society
                                    of the United States, its general partner

                                By: _________________________________________

                               BUSINESS LOAN CENTER, INC.

                               By: __________________________________________


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